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                                                                    EXHIBIT 25.1

                                                        Registration No. 333-___

                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       Statement of Eligibility Under the
                        Trust Indenture Act of 1939 of a
                    Corporation Designated to Act as Trustee

     CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)

                       Wachovia Bank, National Association
               (Exact name of trustee as specified in its charter)

                            United States of America
   (Jurisdiction of incorporation or organization if not a U.S. national bank)

                                   22-1147033
                     (I.R.S. Employer Identification Number)

                               One Wachovia Center
                            301 South College Street
                            Charlotte, North Carolina
                    (Address of principal executive offices)

                                      28288
                                   (Zip code)

                                Kevin M. Dobrava
                       Wachovia Bank, National Association
                           5847 San Felipe, Suite 1050
                              Houston, Texas 77057
                                  (713)278-4320
            (Name, address and telephone number of agent for service)

                       Plains All American Pipeline, L.P.
               (Exact name of obligor as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   76-0669671
                      (I.R.S. Employer Identification No.)

                           333 Clay Street, Suite 2900
                                 Houston, Texas
                    (Address of principal executive offices)

                                      77002
                                   (Zip code)

                              Senior Notes due 2012
                       (Title of the indenture securities)


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Item 1. General information. Furnish the following information as to the trustee:

     a. Name and address of each examining or supervising authority to which it is subject.

                  NAME                              ADDRESS

         Board of Governors of the Federal          Washington, D.C.
         Reserve System

         Comptroller of the Currency                Washington, D.C.

         Federal Deposit Insurance                  Washington, D.C.
         Corporation

     b. Whether it is authorized to exercise corporate trust powers.

     The Trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

     The obligor is not an affiliate of the trustee. (See Note 1 on page 6.)

Item 3. Voting securities of the trustee. Furnish the following information as to each class of voting securities of the trustee:

     As of October 28, 2002 (Insert date within 31 days).

                   COL. A  COL. B
                   TITLE OF CLASS       AMOUNT OUTSTANDING

                   Common Stock         1,371,000,000

Item 4. Trusteeships under other indentures. If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

     a. Title of the securities outstanding under each such other indenture.

          Not Applicable.

     b. A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

          Not Applicable.

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters. If the trustee or any of the directors or executive officers of the trustee is a director, officer,


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partner, employee, appointee, or representative of the obligor of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

          Not Applicable - see answer to Item 13.

Item 6. Voting securities of the trustee owned by the obligor or its officials. Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor.

          As of                  (Insert date within 31 days).

                                                 COL. D
                                  COL. C         PERCENTAGE OF VOTING SECURITIES
COL. A           COL. B           AMOUNT OWNED   REPRESENTED BY AMOUNT GIVEN
NAME OF OWNER    TITLE OF CLASS   BENEFICIALLY   IN COL. C

          Not Applicable - see answer to Item 13.

Item 7. Voting securities of the trustee owned by underwriters or their officials. Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

          As of                  (Insert date within 31 days).

                                                 COL. D
                                  COL. C         PERCENTAGE OF VOTING SECURITIES
COL. A           COL. B           AMOUNT OWNED   REPRESENTED BY AMOUNT GIVEN
NAME OF OWNER    TITLE OF CLASS   BENEFICIALLY   IN COL. C

          Not Applicable - see answer to Item 13.

Item 8. Securities of the obligor owned or held by the trustee. Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

          As of                  (Insert date within 31 days).

                                        COL. C
                                        AMOUNT OWNED            COL.
                COL. B                  BENEFICIALLY OR         PERCENT OF CLASS
                WHETHER THE SECURITIES  HELD AS COLLATERAL      REPRESENTED BY
COL. A          ARE VOTING OR           SECURITY FOR            AMOUNT GIVEN
TITLE OF CLASS  NONVOTING SECURITIES    OBLIGATIONS IN DEFAULT  IN COL. C

          Not Applicable - see answer to Item 13.


Item 9. Securities of underwriters owned or held by the trustee. If the trustee owns beneficially or hold as collateral security for obligations in default any securities of an


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underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

          As of                   (Insert date within 31 days).

                                    COL. C                      COL. D
                                    AMOUNT OWNED BENEFICIALLY   PERCENT OF CLASS
COL. A                COL. B        OR HELD AS COLLATERAL       REPRESENTED BY
TITLE OF ISSUER       AMOUNT        SECURITY FOR OBLIGATIONS    AMOUNT GIVEN
AND TITLE OF CLASS    OUTSTANDING   IN DEFAULT BY TRUSTEE       IN COL. C

          Not Applicable - see answer to Item 13.

Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

         As of                    (Insert date within 31 days).

                                    COL. C                      COL. D
                                    AMOUNT OWNED BENEFICIALLY   PERCENT OF CLASS
COL. A                COL. B        OR HELD AS COLLATERAL       REPRESENTED BY
TITLE OF ISSUER       AMOUNT        SECURITY FOR OBLIGATIONS    AMOUNT GIVEN
AND TITLE OF CLASS    OUTSTANDING   IN DEFAULT BY TRUSTEE       IN COL. C

          Not Applicable - see answer to Item 13.

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

         As of                    (Insert date within 31 days).

                                  COL. C                        COL. D
                                  AMOUNT OWNED BENEFICIALLY     PERCENT OF CLASS
COL. A               COL. B       OR HELD AS COLLATERAL         REPRESENTED BY
TITLE OF ISSUER      AMOUNT       SECURITY FOR OBLIGATIONS      AMOUNT GIVEN
AND TITLE OF CLASS   OUTSTANDING  IN DEFAULT BY TRUSTEE         IN COL. C

          Not Applicable - See answer to Item 13.


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Item 12. Indebtedness of the Obligor to the Trustee. Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

         As of                    (Insert date within 31 days).

COL. A                          COL. B                          COL. C
NATURE OF INDEBTEDNESS          AMOUNT OUTSTANDING              DATE DUE

          Not Applicable - See answer to Item 13.

Item 13. Defaults by the Obligor.

     a. State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

     None.

     b. If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

     None.


Item 14. Affiliations with the Underwriters. If any underwriter is an affiliate of the trustee, describe each such affiliation. Not Applicable.


Item 15. Foreign Trustee. Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

     Not Applicable.


Item 16. List of Exhibits. List below all exhibits filed as a part of this statement of eligibility.

     1. Articles of Association of Wachovia Bank, National Association, as now in effect.*

     2. Certificate of Authority of the trustee to commence business.*

     3. Copy of the authorization of the trustee to exercise corporate trust powers.*

     4. Existing bylaws of the trustee.*

     5. Not Applicable.

     6. The consent of the trustee required by Section 321(b) of the Act.


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     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.**

     8. Not Applicable.

     9. Not Applicable.

------------------------

     * Previously filed with the Securities and Exchange Commission as an Exhibit to Form T-1 in connection with Registration Statement Number 333-54465 incorporated herein by reference.

     ** This report is available over the Internet at the website of the Federal Deposit Insurance Corporation and this report as therein contained is incorporated herein by reference. This website is located at http://www3.fdic.gov/idasp/main.asp. Once at that address, type in "Wachovia Corporation" at the field entitled "Institution Name" then click on the "Find" field above where the name of the bank has been typed in then click on the certificate number for Wachovia Corporation (1073551) then click on the "Generate Report" field.

                                     NOTES:

     Note 1: The trustee is a subsidiary of Wachovia Corporation, a bank holding company; all of the voting securities of the trustee are held by Wachovia Corporation. The voting securities of Wachovia Corporation are described in Item 3.


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                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Wachovia Bank, National Association, a national banking association [state form of organization] organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Houston, and State [or other jurisdiction] of Texas, on the 28th day of October, 2002.

                                            WACHOVIA BANK, NATIONAL ASSOCIATION
                                                         (Trustee)


                                            By:   /s/ Kevin M. Dobrava
                                               ---------------------------------
                                                Kevin M. Dobrava, Vice President
                                                      (Name and Title)




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                                    EXHIBIT 6

     Wachovia Bank, National Association, pursuant to the requirements of
Section 321(b) of the Trust Indenture Act of 1939, as amended (the "Act") in connection with the proposed issuance by Plains All American Pipeline, L.P. of Senior Notes due 2012, consents that reports of examination by federal, state, territorial, or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor, as contemplated by
Section 321(b) of the Act.

Dated: October 28, 2002

                                            WACHOVIA BANK, NATIONAL ASSOCIATION



                                            By:   /s/ Kevin M. Dobrava
                                               ---------------------------------
                                                Kevin M. Dobrava, Vice President


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